Exhibit 99.1

PAULSON CAPITAL ANNOUNCES STOCKHOLDER APPROVAL OF CONTEMPLATED MERGER WITH VARIATION BIOTECHNOLOGIES (US)

On July 14, 2014, Paulson Capital (Delaware) Corp. (NASDAQ: PLCC) (the “Company”) held a Special Meeting of Stockholders at which 67.4% of the outstanding shares of the Company’s Common Stock were cast and more than 98% of the votes cast were voted in favor of each of a group of proposals related to the contemplated merger with Variation Biotechnologies (US), Inc., a Delaware corporation (“VBI”).  The consummation of the merger remains subject to various conditions, including the approval by NASDAQ of the initial listing application of VBI and the approval by the Financial Industry Regulatory Authority (“FINRA”) of the change of control as it pertains to the ownership of Company’s operating subsidiary, Paulson Investment Company LLC (“PIC”), a FINRA-registered broker-dealer. There can be no assurances that these and other conditions to the consummation of the merger will be satisfied. One of the proposals the stockholders approved permits the Company’s Board to effect a reverse stock split of its Common Stock by the ratio required for the price of the Common Stock on the NASDAQ Capital Market to be at least $4.00 per share at the closing of the merger.

Trent Davis, the Company’s President, stated, “We are very pleased that we received such overwhelming support for the contemplated merger with VBI.  The merger presents an outstanding opportunity for our stockholders to participate in the anticipated success of an exciting biotech company with a stellar platform technology and a proven management team. We hope that the conditions to closing will be satisfied very soon, at which time each of our stockholders, as a result of the merger, will own shares in the combined entity.”

About Paulson Capital (Delaware) Corp.

Paulson Capital (Delaware) Corp. is a holding company founded in 1970 whose operating subsidiary, PIC, is a boutique investment banking firm through which substantially all of Paulson’s business has been conducted. PIC has served as a regional, full-service investment bank, underwriter and placement agent for small-cap and emerging growth issuers. PIC currently maintains offices in Portland, San Francisco, and New York. Paulson’s shares trade on The NASDAQ Capital Market under the symbol PLCC. For more information on Paulson, please visit its Web site at http://www.paulsoninvestment.com.

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management's estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of Paulson. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) there may be regulatory or litigation obstacles to completing the merger with VBI, ( (b) potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, (c) VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, (d) VBI may not be able to obtain anticipated funding for their development projects or other needed funding, and (e) VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products.

More detailed information about Paulson and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in Paulson's filings with the Securities and Exchange Commission. Paulson urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from Paulson. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Paulson undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

CONTACT: Trent Davis, President

(503) 243-6000